                                                                    EXHIBIT 23.2

                               [KPMG Letterhead]

April 2, 2001

Board of Directors
Tanox, Inc.
10301 Stella Link
Houston, Texas 77025

We consent to the reference to our valuation report dated December 21, 1998, in the notes to the consolidated financial statements in the Tanox, Inc. Annual Report on Form 10-K for the year ended December 31, 2000, and to the incorporation thereof into Tanox's Registration Statement on Form S-8
(No. 333-38880).

                                Sincerely,


                                /s/ KPMG LLP

Dallas, Texas